EXHIBIT 10(d)

FIFTH AMENDMENT AND AGREEMENT, dated as of November 4, 2003 (this “Amendment”), among UNITED RENTALS, INC. (“Holdings”), UNITED RENTALS (NORTH AMERICA), INC. (the “U.S. Borrower”), UNITED RENTALS OF CANADA, INC. (“UR Canada”), UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC (“UR Nova Scotia (No. 1)” and, together with the U.S. Borrower and UR Canada, the “Borrowers”), the lenders party hereto, JPMORGAN CHASE BANK, as U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”), J.P. MORGAN BANK CANADA, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent” and, together with the U.S. Administrative Agent, the “Administrative Agents”), BANK OF AMERICA, N.A., as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”), and JPMORGAN CHASE BANK, TORONTO BRANCH.

A.    Reference is made to the Amended and Restated Credit Agreement dated as of April 20, 2001 (as previously amended, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the lenders party thereto, and the Administrative Agents. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

B.    Holdings and the Borrowers have requested that (i) the Required Lenders amend certain provisions of the Credit Agreement and (ii) the Required Lenders and the Canadian Collateral Agent amend certain provisions of two of the Canadian Security Documents. In addition, the Canadian Administrative Agent has requested that (i) the Borrowers, the Issuing Bank and the Required Lenders waive certain requirements relating to the resignation of the Canadian Administrative Agent and (ii) the Canadian Borrowers and the Lenders holding a majority of the C $ Revolving Loans (the “C Lenders”) consent to the appointment of JPMorgan Chase Bank, Toronto Branch, as its successor. The Borrowers, the Required Lenders, the Issuing Bank, the C Lenders and the Canadian Collateral Agent are willing to agree to such amendments, waiver and consent, as applicable, on the terms and subject to the conditions of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Amendment to Section 1.01 of the Credit Agreement.

(a)    The definition of the term “Consolidated Net Income” is hereby deleted in its entirety and replaced with the following:

““Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, excluding (a) any extraordinary gains during such period, (b) any non-cash charges during such period attributable to the impairment of goodwill, (c) any non-cash charges during such period attributable to the amortization of deferred stock compensation, (d) any non-cash expenses during such period attributable to stock options and warrants with respect to Equity Interests in Holdings, (e) up to $40,000,000 of charges related to store closings and work force reductions initiated during any Fiscal Quarter ending on or after September 30, 2002, through March 31, 2003, (f) up to $25,000,000 of charges during any Fiscal Year ending after December 31, 2002 related to store closings and work force reductions initiated during such Fiscal Year (without including therein any amounts excluded pursuant to clause (e)), (g) non-cash charges during any Fiscal Quarter ending after September 30, 2002, through December 31, 2003, in an aggregate amount not to exceed $15,000,000 for all Fiscal Quarters combined, attributable to the write-off of certain notes payable owed to Holdings or any of its Subsidiaries, (h) (A) debt discount, call premiums and other fees and expenses (including termination fees in respect of Hedging Obligations) to the extent written-off or incurred as a result of the prepayment, purchase, defeasance or redemption of Debt pursuant to clause (viii) of the proviso to Section 6.04 and (B) (without duplication of any amounts excluded pursuant to clause (h)(A)) debt issuance costs, commissions and other fees and expenses associated with an incurrence of Debt described in clause (viii)(A), (B) or (C) of the proviso to Section 6.04, the proceeds of which are used to prepay, purchase, defease or redeem Debt pursuant to clause (viii) of such proviso, and (i) in connection with any permitted repayment or prepayment of Synthetic Lease Obligations, transaction costs, fees and expenses to the extent incurred and any gain or loss attributable to the difference between the amount of such Synthetic Lease Obligations so repaid or prepaid and the fair market value of the leased property being purchased pursuant to such repayment or prepayment.”

(b)    The definition of the term “Net Worth” is hereby deleted in its entirety and replaced with the following:

““Net Worth” means, at any time, the sum of (a) Holdings’s consolidated stockholders’ equity (including preferred stock accounts but determined by excluding the effects of (i) the non-cash charges attributable to the impairment of goodwill (net of any tax benefits relating to such charges) referred to in clause (b) of the definition of Consolidated Net Income, (ii) the non-cash charges attributable to the write-off of certain notes payable owed to Holdings or any of its Subsidiaries (net of any tax benefits relating to such charges) referred to in clause (g) of the definition of Consolidated Net Income at such time, (iii) the write-offs and costs referred to in clause (h) of the definition of “Consolidated Net Income” and (iv) the costs and gains or losses referred to in clause (i) of the definition of “Consolidated Net Income” plus (b) to the extent, if any, not included in such stockholders’ equity, the outstanding amount of the QuIPS Preferred Securities at such time.”

(c)    The following new definition shall be inserted in proper alphabetical order:

““Replacement Senior Notes” has the meaning set forth in Section 6.02(o).”

SECTION 2.    Amendment to Section 2.11(c) of the Credit Agreement.    Section 2.11(c) of the Credit Agreement is hereby amended by replacing the words “or Senior Notes” with “, Senior Notes or Replacement Senior Notes”.

SECTION 3.    Amendments to Article VI of the Credit Agreement.    (a) Section 6.01 of the Credit Agreement is hereby amended by adding a new clause (e) immediately after clause (d) thereof as follows:

“(e) For purposes of Article VI, pro forma effect may be given to a prepayment, defeasance or redemption pursuant to clause (viii) of the proviso to Section 6.04, but only to the extent of any funds that have been irrevocably deposited or (for purposes of determining whether Debt described in clause (viii)(A), (B) or (C) of such proviso may be incurred) will be irrevocably deposited upon the incurrence of Debt described in clause (viii)(A), (B) or (C) of such proviso with the trustee (or other Person performing such function) in respect of, and in accordance with the terms of, the Debt being prepaid, defeased or redeemed.”

(b)    Section 6.02(b) of the Credit Agreement is hereby amended by inserting the following immediately before the semi-colon at the end thereof:

“(for the avoidance of doubt, any Debt permitted solely by this clause (b) that is being prepaid, defeased or redeemed in compliance with clause (viii) of the proviso to Section 6.04 shall not be counted towards the $500,000,000 limitation to the extent that pro forma effect may be given to such prepayment, defeasance or redemption pursuant to clause (e) of Section 6.01)”

(c)    Section 6.02(m) of the Credit Agreement is hereby amended by inserting “, Replacement Senior Notes” after the words “Senior Notes” in clause (B)(2) of the second proviso thereto.

(d)    Section 6.02(o) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(o) the Senior Notes and, in the event of any prepayment, purchase, defeasance or redemption of the Senior Notes in compliance with clause (viii) of the proviso to Section 6.04, so long as no Default exists or would result therefrom, the U.S. Borrower may incur unsecured Senior Debt (and Holdings and Subsidiaries may guarantee such Senior Debt) pursuant to this clause (o) (“Replacement Senior Notes”), provided that (i) Holdings shall be in compliance with all covenants set forth in this Article

VI, including compliance with Section 6.01, determined on a pro forma basis as if any such incurrence had occurred at the beginning of the most recent period for testing compliance therewith, (ii) any such Replacement Senior Notes shall have no amortization prior to the date that is six months after the Term Loan Maturity Date and (iii) the aggregate principal amount of any such Replacement Senior Notes outstanding at any time shall not exceed the aggregate principal amount of the Senior Notes so prepaid, purchased, defeased or redeemed; provided further that no Subsidiary will guarantee the U.S. Borrower’s obligations in respect of the Senior Notes or any Replacement Senior Notes if such Subsidiary is not a guarantor under the U.S. Subsidiary Guarantee Agreement;”

(e)    Section 6.04 of the Credit Agreement is hereby amended by (i) replacing the phrase “or Senior Notes” in clause (d) thereof with the phrase “, Senior Notes or Replacement Senior Notes”, (ii) deleting the word “and” immediately after clause (vi) of the proviso thereto and (iii) replacing the period at the end of clause (vii) of the proviso thereto with the following:

“; and (viii) without limiting clauses (vi) and (vii) above, so long as no Default exists or would result therefrom, Holdings and any Subsidiary may prepay, purchase, defease or redeem, as applicable, any Subordinated Debt, Senior Notes or Replacement Senior Notes with the proceeds of (A) an incurrence of Subordinated Debt permitted by Section 6.02(f), (B) an incurrence of unsecured Debt permitted by Section 6.02(b) that has no amortization prior to the date that is six months after the Term Loan Maturity Date, (C) an incurrence of Replacement Senior Notes permitted by Section 6.02(o) or (D) an issuance of Equity Interests (other than Disqualified Equity Interests), provided that such prepayment, purchase, defeasance or redemption, as the case may be, is consummated within 45 days of such incurrence or issuance. For the avoidance of doubt, nothing in this Section 6.04 shall prohibit Holdings from paying cash in lieu of issuing fractional Equity Interests of Holdings in connection with the conversion of Debt into such Equity Interests in accordance with the terms of such Debt.”

SECTION 4.    Appointment of Successor to the Canadian Administrative Agent.    The Borrowers, the Issuing Bank and the Required Lenders hereby waive the requirement in Article VIII of the Credit Agreement that the Canadian Administrative Agent provide 30 days’ notice of resignation and hereby accept the resignation of the Canadian Administrative Agent effective as of the Fifth Amendment Effective Date. In accordance with Article VIII of the Credit Agreement, the Canadian Borrowers and the C Lenders hereby consent to the appointment of JPMorgan Chase Bank, Toronto Branch, as successor to the Canadian Administrative Agent, and JPMorgan Chase Bank, Toronto Branch, hereby accepts such appointment, effective as of the Fifth Amendment Effective Date.

SECTION 5.    Amendments to Canadian Security Documents.

(a)    Section 3.2(c) of the Amended and Restated Security Agreement, dated as of April 20, 2001, between UR Canada and the Canadian Collateral Agent, as successor to Bank of America Canada (as amended, the “CSA”), is hereby amended by replacing the words “Schedules I and II” with “Schedules “A” and “B””.

(b)    Section 3.2(d) of the CSA is hereby amended by inserting immediately after the word “Ontario” the following:

“or in a location listed on Schedule “B” or in such other location of which the Obligor shall have given the Canadian Collateral Agent not less than 10 days’ prior written notice where the applicable Collateral is located”.

(c)    Section 3.2(o) of the CSA is hereby amended by (i) replacing the word “Ontario” where it first appears with the following:

“any province or territory in Canada where the Security Interest is perfected or in the Province of Quebec if the security interest created by the Hypothec on Movables, dated as of April 20, 2001, as amended, between United Rentals of Canada, Inc. and Bank of America, N.A., as successor to Bank of America Canada, is perfected in the Province of Quebec”;

and (ii) replacing the word “Ontario” where it next appears with the following:

“such province or territory in Canada”.

(d)    Section 5.3 of the Hypothec on Movables, dated as of April 20, 2001, between UR Canada and the Canadian Collateral Agent, as successor to Bank of America Canada (as amended, the “Hypothec”), is hereby amended by inserting immediately after the word “Quebec” where it first appears the following:

“or in any other province or territory in Canada where the Security Interest (which term shall have the meaning given to it in the Amended and Restated Security Agreement, dated as of April 20, 2001, as amended, between United Rentals of Canada, Inc. and Bank of America, N.A., as successor to Bank of America Canada) is perfected”.

(e)    Section 5.4 of the Hypothec is hereby amended by replacing the words “in Quebec” with the following:

“located in Quebec in a location listed on Appendix B or in such other location in Quebec of which the Grantor shall have given the Agent not less than 10 days’ prior written notice where the applicable Mortgaged Property is located”.

(f)    Section 5.15 of the Hypothec is hereby deleted in its entirety.

SECTION 6.    Representations and Warranties.    Each of Holdings and the Borrowers hereby represents and warrants to and agrees with each Lender and the Administrative Agents that:

(a)    The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Fifth Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b)    Each of Holdings and the Borrowers has the requisite power and authority to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Credit Agreement as amended by this Amendment.

(c)    The execution, delivery and performance by each of Holdings and the Borrowers of this Amendment and the performance by each of Holdings and the Borrowers of the Credit Agreement, as amended by this Amendment, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings or any Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any Subsidiary or its assets that is material to Holdings and its Subsidiaries, taken as a whole, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary and (iv) will not result in the creation or imposition of any Lien on any asset of Holdings or any Subsidiary, except Liens created under the Loan Documents.

(d)    This Amendment has been duly executed and delivered by each of Holdings and the Borrowers. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of each of Holdings and the Borrowers, enforceable against each of Holdings and the Borrowers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)    As of the Fifth Amendment Effective Date, no Default has occurred and is continuing.

SECTION 7.    Conditions to Effectiveness.    This Amendment (including the waiver and consent set forth in Section 4 hereof) shall become effective as of the date of the satisfaction in full of the following conditions precedent (the “Fifth Amendment Effective Date”):

(a) The Administrative Agents shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of Holdings, the Borrowers, the Administrative Agents, the

Required Lenders, the C Lenders, the Canadian Collateral Agent and JPMorgan Chase Bank, Toronto Branch, provided that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date that the last of such counterparts is received, except to the extent such representations and warranties expressly relate to an earlier date.

(b) The Administrative Agents shall have received all other amounts due and payable under this Amendment and the Credit Agreement on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced, all reasonable out-of pocket costs and expenses of the Administrative Agents (including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agents).

SECTION 8.    Credit Agreement.    Except as specifically stated herein, the Credit Agreement, the CSA and the Hypothec shall continue in full force and effect in accordance with the provisions thereof.

SECTION 9.    Applicable Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11.    Expenses.    Holdings and the Borrowers agree to reimburse the Administrative Agents for their out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agents.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

UNITED RENTALS, INC.,

by

Name: Title:

UNITED RENTALS (NORTH AMERICA), INC.,

by

Name: Title:

UNITED RENTALS OF CANADA, INC.,

by

Name: Title:

UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC,

by

Name: Title:

JPMORGAN CHASE BANK, individually and as U.S. Administrative Agent and Issuing Bank,

by

Name: Title:

J.P. MORGAN BANK CANADA, individually and as Canadian Administrative Agent,

by

Name: Title:

JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as successor to the Canadian Administrative Agent,

by

Name: Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, individually and as Canadian Collateral Agent,

by

Name: Title:

Name of Institution:

by

Name: Title: